UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	001-34762		31-1042001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. employer identification number)

255 East Fifth Street, Suite 800	Cincinnati,	Ohio	45202
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, No par value	FFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On May 26, 2026, at the 2026 Annual Meeting of Shareholders, the shareholders of First Financial Bancorp. (the “Company”) approved the 2026 Stock Plan (the “Plan”).

Under the Plan, the Company may grant equity incentive awards to directors, executive officers, and other eligible participants. A total of 3.85 million shares of the Company’s common stock are reserved for grant under the Plan. The types of awards under the Plan include incentive and non-qualified stock options, stock appreciation rights, restricted common stock, and other stock-based awards such as time- or performance-based restricted stock units. The Plan will be administered by the Compensation Committee of the Board of Directors and will expire on May 26, 2036.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    On May 26, 2026, First Financial Bancorp., an Ohio corporation (the “Company”), held its Annual Meeting of Shareholders for the purpose of considering and acting upon the following matters:

1.    To elect the following nominees as directors with terms expiring in 2027: Anne L. Arvia, Vincent A. Berta, Archie M. Brown, Claude E. Davis, William J. Kramer, Dawn C. Morris, Thomas M. O’Brien, Andre T. Porter, Maribeth S. Rahe and Gary W. Warzala;

2.    To ratify the appointment of Crowe LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2026;

3.    To approve the First Financial Bancorp. 2026 Stock Plan; and

4.    To approve, on an advisory basis, the compensation of the Company's executive officers.

As of March 27, 2026, the record date for the annual shareholder meeting, 104,922,249 shares of the Company's common stock were eligible to vote. There was a total of 94,132,229 shares present at the Annual Meeting (89.71% of the shares eligible to vote), constituting a quorum.

(b)    The voting results for each proposal, including the votes for and against, and any abstentions or broker non-votes, are described below.

Proposal 1 - Election of Directors

The Company’s shareholders elected all ten nominees for director. Each nominee will serve for a one-year term ending in 2027. For each nominee, the votes cast for and withheld, as well as the abstentions and broker non-votes, were as follows:

Director Nominee	Aggregate Votes
	FOR	WITHHELD	ABSTENTIONS	BROKER NON-VOTES
Anne L. Arvia	83,684,073	600,563	N/A	9,847,593
Vincent A. Berta	82,681,955	1,402,681	N/A	9,847,593
Archie M. Brown	83,784,148	500,488	N/A	9,847,593
Claude E. Davis	82,730,995	1,553,641	N/A	9,847,593
William J. Kramer	83,199,163	1,085,473	N/A	9,847,593
Dawn C. Morris	83,838,187	446,449	N/A	9,847,593
Thomas M. O’Brien	83,694,322	590,314	N/A	9,847,593
Andre T. Porter	83,982,786	301,850	N/A	9,847,593
Maribeth S. Rahe	81,531,437	2,753,199	N/A	9,847,593
Gary W. Warzala	83,880,462	404,174	N/A	9,847,593

Proposal 2 - Ratification of Auditors

The Company’s shareholders ratified the Audit Committee’s selection of Crowe LLP as the Company’s independent registered public accounting firm for 2026. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
93,734,321	365,776	32,132	N/A

Proposal 3 - First Financial Bancorp. 2026 Stock Plan

The Company’s shareholders approved the First Financial Bancorp. 2026 Stock Plan. The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
82,649,696	1,420,630	214,310	9,847,593

Proposal 4 - Advisory Vote on Executive Compensation

The Company’s shareholders approved the advisory vote on the compensation of the Company’s executive officers named in the proxy statement for the 2026 annual meeting of shareholders. The advisory resolution approved by the shareholders is also referred to as “say on pay.” The votes cast for and against this proposal, as well as the abstentions and broker non-votes, were as follows:

Aggregate Votes
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
82,796,507	1,198,027	290,102	9,847,593

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:
    Exhibit No.    Description
10.1    First Financial Bancorp. 2026 Stock Plan (filed as Annex A to Company's Proxy Statement filed on April 16, 2026, and incorporated herein by reference). (File No. 001-34762)
10.2        Form of Non-Employee Director Stock Award Agreement
    104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST FINANCIAL BANCORP.

By: /s/ Karen B. Woods
Karen B. Woods
General Counsel

Date:	May 29, 2026